                                                                  EXHIBIT 4.24.1

              SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND NOTES

          This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND NOTES (this "Amendment"), dated as of March 27, 2002, is entered into by and among the following:

          UNIFIED WESTERN GROCERS, INC. (formerly known as Certified Grocers of California, Ltd.), a California corporation (the "Company"); and

          JOHN HANCOCK LIFE INSURANCE COMPANY (formerly known as John Hancock Mutual Life Insurance Company), in its capacity as a Noteholder and as collateral agent for the below-defined Noteholders ("Collateral Agent"), JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, SIGNATURE 3 LIMITED, MELLON BANK, N.A., as Trustee for the Long-Term Investment Trust, SIGNATURE 6 LIMITED, MELLON BANK, N.A., as Trustee for the Bell Atlantic Master Pension Trust, COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYES' RETIREMENT SYSTEM and JOHN HANCOCK REASSURANCE COMPANY LTD. (collectively, the "Noteholders").

                                    RECITALS

          WHEREAS, the Company has issued $80,000,000 in aggregate principal amount of its Senior Secured Notes due 2008 (the "Tranche A Notes") and $40,000,000 in aggregate principal amount of its Senior Secured Notes due 2009 (the "Tranche B Notes" and, together with the Tranche A Notes, the "Notes"), pursuant to that certain Note Purchase Agreement, dated as of September 29, 1999, by and among the Company and the purchasers listed on Schedule I thereto, as amended by that certain Amendment No. 1 and Limited Waiver to Note Purchase Agreement dated as of September 14, 2000 (the "Note Purchase Agreement").

          WHEREAS, the Noteholders are the current holders of all of the outstanding Notes.

          WHEREAS, the Company has reported to the Collateral Agent the existence of Events of Default under Section 9.1(c) of the Note Purchase Agreement as a result of the Company's failure to comply with the financial covenants contained in Section 8.6(c) and Section 8.6(d) of the Note Purchase Agreement. The Company has requested that the Noteholders waive such Events of Default and agree to certain amendments of the Note Purchase Agreement.

          WHEREAS, the Noteholders are willing to grant such waivers and to amend the Note Purchase Agreement upon the terms and subject to the conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     Second Amendment to Note Purchase Agreement

                                    AGREEMENT

     SECTION 1. Definitions. All capitalized terms defined above and elsewhere
                -----------
in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Note Purchase Agreement, as amended by this Amendment.

     SECTION 2. Defaults and Waiver.
                -------------------

          (a) For purposes of this Amendment, the "Existing Defaults" shall mean the defaults existing on the Effective Date (as defined below) under
Section 9.1(c) of the Note Purchase Agreement solely with respect to the Company's non-compliance, for the period ended September 28, 2001, with the financial covenants set forth in Section 8.6(c) and Section 8.6(d) of the Note Purchase Agreement.

          (b) Subject to and upon the terms and conditions hereof, the Noteholders hereby waive the Existing Defaults.

          (c) Nothing contained in this Amendment shall be deemed a waiver of (or otherwise affect the Noteholder's ability to enforce) any other Event of Default, including, without limitation, (i) any Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including, without limitation, any cross-default arising under Section 9.1(g) of the Note Purchase Agreement by virtue of any matters relating to any Existing Default), and (ii) any Event of Default arising at any time after the Effective Date (as defined below) and which is the same as any Existing Default.

     SECTION 3. Amendments to the Note Purchase Agreement and Notes. Subject to
                ---------------------------------------------------
the satisfaction of the conditions set forth in Section 5 below, the Note Purchase Agreement and the Notes are hereby amended as follows:

          (a)   Amendment to Section 1.5(b) of the Note Purchase Agreement.
                ----------------------------------------------------------
Section 1.5(b) of the Note Purchase Agreement is hereby amended and replaced in its entirety with the following:

                "(b) From the Closing Date to the Tranche A Maturity Date, the Tranche A Notes shall bear interest at the fixed rate of 7.72% per annum; provided, however, that, if the Company satisfies each of the terms and conditions set forth in Section 1.7(b) below, the Tranche A Notes shall bear interest at the fixed rate of 7.22% per annum from the Release Date (as defined in Section 1.7(b) below) to the Tranche A Maturity Date (such applicable rate, the "Tranche A Interest Rate"). From the Closing Date to the Tranche B Maturity Date, the Tranche B Notes shall bear interest at the fixed rate of 8.71% per annum; provided, however, that, if the Company satisfies each of the terms and conditions set forth in Section 1.7(b) below and the Company requests that the Tranche B Notes be subordinated pursuant to Section 1.7(c) below, the Tranche B Notes shall


                                     Second Amendment to Note Purchase Agreement
                  bear interest from the Release Date to the Tranche B Maturity Date at the fixed rate mutually agreed upon by the Noteholders and the Company pursuant to Section 1.7(c) below (such applicable rate, the "Tranche B Interest Rate"). Notwithstanding the foregoing, the Tranche A Interest Rate and Tranche B Interest Rate shall be increased by 0.25% commencing on December 6, 2001 and continuing until such time that Consolidated Tangible Net Worth is increased to $80,000,000 after excluding future Consolidated Net Income generated after September 29, 2001. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or premium on any of the Notes in excess of that permitted by law, then it is the express intent of the Company and the holder thereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of such Note and that the provisions of such Note immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with then applicable law but also so as to permit the recovery of the fullest amount otherwise called for thereunder."

                  (b)   Amendment to Section 8.6(c) of the Note Purchase
                        ------------------------------------------------
Agreement. Section 8.6(c) of the Note Purchase Agreement is hereby amended and
---------
replaced in its entirety with the following:

                  "(c) The Company will not permit Consolidated Tangible Net Worth at any time to be less than $60,000,000 through September 28, 2002. Thereafter, the Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $80,000,000 plus (ii) an amount (but only if a positive number) equal to 50% of Consolidated Net Income for each Fiscal Year after September 29, 2001 minus (iii) the aggregate amount paid by the Company since September 29, 2001 in redeeming Redeemable Class B Shares pursuant to Section 8.6(e)(v)."

                  (c)   Amendment to Section 8.6(d) of the Note Purchase
                        ------------------------------------------------
Agreement. Section 8.6(d) of the Note Purchase Agreement is hereby amended and
---------
replaced in its entirety with the following:

                  "(d) The Company will not permit as of the end of any Fiscal Quarter the ratio of (i) Consolidated Income Available for Fixed Charges to (ii) Fixed Charges to be less than 1.60 to
                  1.00 as of September 29, 2001 through March 30, 2002, then
                  1.70 to 1.00 as of June 29, 2002, then 1.80 to 1.00 as of
                  September 28, 2002 and thereafter for the period consisting of the consecutive four Fiscal Quarters then ended."

                  (d)   Amendment to Tranche A Notes. The first paragraph of
                        ----------------------------
each of the Tranche A Notes is hereby amended by inserting the following sentence immediately following the first sentence of that paragraph:

                                     Second Amendment to Note Purchase Agreement

                  "Notwithstanding the foregoing, the applicable interest rate on this Note shall be increased by 0.25% commencing on December 6, 2001 and continuing until such time that Consolidated Tangible Net Worth is increased to $80,000,000 after excluding future Consolidated Net Income generated after September 29, 2001."

                  (e)  Amendment to Tranche B Notes. The first paragraph of each
                       ----------------------------
of the Tranche B Notes is hereby amended by inserting the following sentence immediately following the first sentence of that paragraph:

                  "Notwithstanding the foregoing, the interest rate on this Note shall be increased by 0.25% commencing on December 6, 2001 and continuing until such time that Consolidated Tangible Net Worth is increased to $80,000,000 after excluding future Consolidated Net Income generated after September 29, 2001."

            SECTION 4. Representations and Warranties. The Company hereby
                       ------------------------------
represents and warrants to the Noteholders that the following are true and correct on the date of this Amendment and that, after giving effect to the waivers and amendments set forth in Sections 2 and 3 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of the Company set forth in Section 3 of the Note Purchase Agreement and in the other Debt Documents are true and correct in all material respects;

                  (b) No Default or Event of Default has occurred and is continuing; and

                  (c) Each of the Debt Documents is in full force and effect. (Without limiting the scope of the term "Debt Documents," the Company expressly acknowledges in making the representations and warranties set forth in this
Section 4 that, on and after the date hereof, such term includes this Amendment.)

            SECTION 5. Effective Date. The waivers and amendments effected by
                       --------------
Sections 2 and 3 above shall become effective as of December 6, 2001 (the "Effective Date"), subject to receipt by the Noteholders on or prior to the date hereof of the following, each in form and substance satisfactory to the Noteholders and their respective counsel:

                  (a) This Amendment duly executed by the Company and each of the Noteholders; and

                  (b) Such evidence as any Noteholder may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Debt Documents.

            SECTION 6. References to Note Purchase Agreement and the Notes.
                       ----------------------------------------------------
From and after the date hereof, any reference to the "Note Purchase Agreement" contained in the documents

                                     Second Amendment to Note Purchase Agreement
executed in connection with the Note Purchase Agreement shall mean the Note Purchase Agreement as amended by this Amendment. From and after the date hereof, any reference to the "Tranche A Notes," the "Tranche B Notes" or the "Notes" contained in the documents executed in connection with the Note Purchase Agreement shall mean or include, as applicable, the Notes as amended by this Amendment.

            SECTION 7. Governing Law. This Amendment shall be governed by and
                       -------------
construed in accordance with the laws of the State of California, without giving effect to conflict of law principles.

            SECTION 8. Limitation of Amendment. Except as expressly amended
                       -----------------------
hereby, this Amendment shall not be deemed to: (a) be a waiver or modification of any other term, covenant or condition of the Note Purchase Agreement or the Notes; or (b) prejudice any rights that the parties hereto may have in connection with the Note Purchase Agreement, the Notes or any other documents related thereto. Except as expressly amended hereby or otherwise waived in writing by the Noteholders, all terms and provisions set forth in the Note Purchase Agreement and the Notes are hereby ratified and confirmed in all respects by the Noteholders and the Company and remain in full force and effect.

            SECTION 9. Counterparts. This Amendment may be executed in any
                       ------------
number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature page or any counterpart may be removed therefrom and attached to any other counterpart to evidence execution thereof by all of the parties hereto without affecting the validity thereof.

                                     Second Amendment to Note Purchase Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers duly authorized as of the date first above written.

                          UNIFIED WESTERN GROCERS, INC.

                          By: _________________________________________________
                                 David A. Woodward
                                 Vice President and Treasurer


                          JOHN HANCOCK LIFE INSURANCE COMPANY

                          By: _________________________________________________
                                 Dwayne Bertrand
                                 Regional Director

                          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          By: _________________________________________________
                                 Dwayne Bertrand
                                 Authorized Signatory

                          SIGNATURE 3 LIMITED

                          By: John Hancock Life Insurance Company, as Portfolio Advisor

                          By: _________________________________________________
                                 Dwayne Bertrand
                                 Regional Director

                          MELLON BANK, N.A., solely in its capacity as Trustee for Bell Atlantic Master Pension Trust (as directed by John Hancock Life Insurance Company), and not in its individual capacity

                          By: _________________________________________________
                          Name:
                          Title:

                                     Second Amendment to Note Purchase Agreement

                              MELLON BANK, N.A., solely in its capacity as Trustee for The Long-Term Investment Trust (as directed by John Hancock Life Insurance Company), and not in its individual capacity


                              By: _____________________________________________
                              Name:
                              Title:


                              SIGNATURE 6 LIMITED


                              By:  John Hancock Life Insurance Company, as
                                   Portfolio Advisor


                              By: _____________________________________________
                                     Dwayne Bertrand
                                     Regional Director

                              COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYES'
                              RETIREMENT SYSTEM

                              By: John Hancock Life Insurance Company, its Investment Advisor


                              By: _____________________________________________
                                     Dwayne Bertrand
                                     Regional Director

                              JOHN HANCOCK REASSURANCE COMPANY LTD.

                              By: _____________________________________________
                                     Dwayne Bertrand
                                     Authorized Signatory

                                     Second Amendment to Note Purchase Agreement